As filed with the Securities and Exchange Commission on November 14, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AXALTA COATING SYSTEMS LTD.

(Exact name of issuer as specified in its charter)

Bermuda	98-1073028
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

Two Commerce Square

2001 Market Street

Suite 3600

Philadelphia, PA 19103

(Address of principal executive offices)

Axalta Coating Systems Ltd. 2014 Incentive Award Plan

Axalta Coating Systems Bermuda Co., Ltd. 2013 Equity Incentive Plan

(Full title of the plan)

Michael F. Finn

Senior Vice President, General Counsel and Secretary

Axalta Coating Systems Ltd.

Two Commerce Square

2001 Market Street

Suite 3600

Philadelphia, PA 19103

Tel: (855) 547-1461

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Patrick H. Shannon

Latham & Watkins LLP

555 Eleventh Street N.W., Suite 1000

Washington, D.C. 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Registration fee
Axalta Coating Systems Ltd. Common Shares, $1.00 par value per share (“Common Shares”)	11,830,000(2)	$20.53(3)	$242,869,900(3)	$28,221.49
Common Shares	17,141,667(4)	$9.38(5)	$160,788,836.46(5)	$18,683.67
Total				$46,905.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under the anti-dilution provisions of the above-named plans, including by reason of any share dividend, share split, bonus issue of shares, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding Common Shares.
(2)	Represents Common Shares initially available for future issuance under the Axalta Coating Systems Ltd. 2014 Incentive Award Plan (the “2014 Plan”). To the extent outstanding options under the Axalta Coating Systems Bermuda Co., Ltd. 2013 Equity Incentive Plan (the “Prior Plan”) are forfeited or lapse unexercised, the Common Shares subject to such options will be available for future issuance under the 2014 Plan.
(3)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the average of the high and low trading prices of the Common Shares reported by the New York Stock Exchange on November 12, 2014.
(4)	Represents previously-granted, unexercised options to purchase Common Shares under the Prior Plan. Any Common Shares that are subject to outstanding options under the Prior Plan which are forfeited or lapse unexercised will be available for issuance under the 2014 Plan.
(5)	Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act, based on the weighted average exercise price of the previously-granted options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

(a) The documents constituting Part I of this registration statement will be delivered to participants in the 2014 Plan and the Prior Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b) Upon written or oral request, Axalta Coating Systems Ltd. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this registration statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to Michael F. Finn, the Company’s Senior Vice President, General Counsel and Secretary, at the address and telephone number on the cover of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference and deemed to be a part hereof:

1.	the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the Commission on November 13, 2014;

2.	all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since November 13, 2014;

3.	the description of the Common Shares contained in the Registration Statement on Form 8-A, filed with the Commission on November 7, 2014, and any amendment or report filed for the purpose of updating such description; and

4.	all other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

The description of securities on Form 8-A, Item 1, filed with the Commission on November 7, 2014, is incorporated by reference (File No. 001-36733).

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Company has adopted provisions in its bye-laws that provide that the Company shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Company’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the Company, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Company may otherwise indemnify such officer or director. The Company has purchased and maintain a directors’ and officers’ liability policy for such a purpose.

The Company has entered into agreements with its directors and certain officers to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director or officer.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply to information contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, state of Pennsylvania, on November 14, 2014.

AXALTA COATING SYSTEMS LTD.

By:	/s/ Charles W. Shaver
Charles W. Shaver Chief Executive Officer, Chairman and President

Power of Attorney

Each person whose signature appears below authorizes Charles W. Shaver and Robert W. Bryant, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-8 and any amendments thereto necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles W. Shaver Charles W. Shaver	Chief Executive Officer, Chairman and President (Principal Executive Officer)	November 14, 2014

/s/ Robert W. Bryant Robert W. Bryant	Chief Financial Officer and Executive Vice President (Principal Financial Officer)	November 14, 2014

/s/ Sean M. Lannon Sean M. Lannon	Vice President and Global Controller (Principal Accounting Officer)	November 14, 2014

/s/ Orlando A. Bustos Orlando A. Bustos	Director	November 14, 2014

/s/ Robert M. McLaughlin Robert M. McLaughlin	Director	November 14, 2014

Signature	Title	Date

/s/ Andreas C. Kramvis Andreas C. Kramvis	Director	November 14, 2014

/s/ Martin W. Sumner Martin W. Sumner	Director	November 14, 2014

/s/ Wesley T. Bieligk Wesley T. Bieligk	Director	November 14, 2014

/s/ Gregor P. Böhm Gregor P. Böhm	Director	November 14, 2014

/s/ Allan M. Holt Allan M. Holt	Director	November 14, 2014

/s/ Gregory S. Ledford Gregory S. Ledford	Director	November 14, 2014

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

OF

AXALTA COATING SYSTEMS LTD.

Exhibit Number	Exhibit

3.1	Amended Memorandum of Association of Axalta Coating Systems Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1/A filed on October 14, 2014)

3.2	Amended and Restated Bye-laws of Axalta Coating Systems Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on November 14, 2014)

5.1	Opinion of Conyers Dill & Pearman Pte. Ltd.

10.1	Axalta Coating Systems Bermuda Co., Ltd. 2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.54 to the Company’s Form S-1/A filed on October 14, 2014)

10.2	Axalta Coating Systems Ltd. 2014 Incentive Award Plan (incorporated by reference to Exhibit 10.56 to the Company’s Form S-1/A filed on October 30, 2014)

23.1	Consent of Conyers Dill & Pearman Pte. Ltd. (included within Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page hereto)